Investor Contact: Dave Crawford
Halyard Health, Inc.
470-448-5177
Investor.Relations@HYH.com

Media Contact: Robin Keegan
Halyard Health, Inc.
470-448-5198
Robin.Keegan@HYH.com

Halyard Health, Inc. Announces First Quarter 2017 Results

ALPHARETTA, May 2, 2017/PRNewswire/ -- Halyard Health, Inc. (NYSE: HYH) today reported first quarter 2017 results and maintains its full-year 2017 adjusted diluted earnings per share outlook.

Executive Summary

•	First quarter 2017 net sales totaled $396 million, a 3 percent increase from the same period last year.

•
Net income for the first quarter 2017 was $13 million compared to net income of $14 million in the first quarter a year ago. First quarter adjusted net income was $23 million compared to adjusted net income of $25 million in the prior year.

•
First quarter diluted earnings per share were $0.27 compared to $0.30 diluted earnings per share in the first quarter 2016. Adjusted diluted earnings per share in the quarter were $0.48, compared to adjusted diluted earnings per share of $0.53 in the prior year.

“I’m pleased with our start to the year, as we delivered solid earnings and are on track to achieve our 2017 goals,” said Robert Abernathy, Halyard Chairman and CEO. “Our balance sheet remains strong and we are well-positioned to continue executing our transformation into a leading Medical Devices company by generating organic growth and pursuing M&A opportunities.”

First Quarter 2017 Operating Results

Net sales increased 3 percent to $396 million, including more than $15 million of Corpak-related sales, compared to the prior year. Including Corpak, volume increased 5 percent, which was partially offset by 3 percent lower selling price.

Operating profit was $26 million in the first quarter of 2017 versus $33 million in 2016. On an adjusted basis, operating profit was $42 million compared to $45 million in the prior year. Lower selling prices in Surgical and
Infection Prevention (S&IP), higher selling, general and administrative expense, and higher commodity costs were partially offset by increased volume, favorable currency exchange rates and manufacturing cost savings.

Adjusted results for 2017 exclude $1 million spin-related transition charges, $2 million for acquisition-related charges, $8 million for litigation matters, and $6 million of intangible amortization expense.

Adjusted EBITDA for the first quarter, excluding spin-related transition charges, acquisition-related charges and litigation expenses was $53 million, compared to $55 million a year ago.

First Quarter 2017 Business Segment Results

Medical Devices

Net sales of Medical Devices in the first quarter 2017 totaled $146 million, a 15 percent increase compared to the first quarter 2016. Organic sales volumes increased 4 percent and Corpak-related sales contributed an additional 12 percent of volume growth.

Performance was driven by higher volume across all product categories.

Operating profit for Medical Devices was $38 million in the first quarter 2017, compared to $30 million in the prior year. Performance was driven by higher sales volumes, partially offset by increased selling, general and administrative expense.

Surgical and Infection Prevention

S&IP net sales were $247 million, a 3 percent decrease compared with the first quarter of 2016. Volumes increased 1 percent, driven by continued demand for exam gloves and demand for facial protection, due to the timing of the cold and flu season. Volume growth was offset by 4 percent lower selling price, primarily in exam gloves.

S&IP operating profit for the quarter was $18 million compared to $25 million in the first quarter of 2016. The decrease was due to increased price loss and higher commodity costs, which was partially offset by favorable currency exchange rates and manufacturing cost savings.

Balance Sheet and Cash Flow

Total debt at the end of the first quarter 2017 was $579 million, consisting of a secured term loan and unsecured notes, even with total debt at the end of 2016.

Cash from operations less capital expenditures, or free cash flow, for the first quarter was $27 million compared to
$35 million a year ago. Capital spending for the first quarter increased to $10 million compared to $8 million in 2016. The company’s cash balance was $143 million at the end of the first quarter 2017, compared to $114 million at the end of 2016.

2017 Outlook and Key Planning Assumptions

The company maintains its full-year 2017 adjusted diluted earnings per share outlook of $1.70 to $2.00. Additionally, the key planning assumptions that it provided on its Year-End 2016 conference call, on February 27, remain unchanged.

Non-GAAP Financial Measures

This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Net sales on a constant currency basis

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted gross and operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

•	Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:

•
Transition costs relating to the separation from Kimberly-Clark, which include costs to establish Halyard     Health’s capabilities as a stand-alone entity. These costs are related primarily to the transition services the company receives from Kimberly-Clark, as well as the rebranding and other supply chain transition costs, and are expected to continue through 2017.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.
• The positive or negative effect of changes in currency exchange rates during the year.
• Expenses associated with certain litigation matters.
• Certain acquisition and integration charges related to the acquisition of CORPAK MedSystems, Inc.
• Prior periods impact of tax regulatory changes.

The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company's Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to
(a) evaluate the company's historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company's business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company's Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company's net sales on a constant currency basis, adjusted diluted earnings per share and adjusted
EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call

Halyard Health, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://halyardhealth.investorroom.com  or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10104850. A webcast of the call will also be archived in the Investors section on the Halyard website.

About Halyard Health

Halyard Health (NYSE: HYH) is a medical technology company focused on eliminating pain, speeding recovery and preventing infection for healthcare providers and their patients. Headquartered in Alpharetta, Georgia, Halyard is committed to addressing some of today’s most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery and preventing healthcare-associated infections. Halyard’s business segments - Medical Devices and Surgical and Infection Prevention (S&IP) - develop, manufacture and market clinically superior solutions that improve medical outcomes and business performance in more than 100 countries. For more information, visit www.halyardhealth.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “ estimate”, “anticipate”, “plan”, or “continue”
and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016	Change
Net Sales	$395.6	$384.8	2.8%
Cost of products sold	252.7	248.3	1.8
Gross Profit	142.9	136.5	4.7
Research and development expenses	8.0	8.7	(8.0)
Selling and general expenses	101.2	92.8	9.1
Other expense and (income), net	7.4	1.9	N.M.
Operating Profit	26.3	33.1	(20.5)
Interest income	0.4	0.2	N.M.
Interest expense	(7.6)	(8.0)	(5.0)
Income Before Income Taxes	19.1	25.3	(24.5)
Income tax provision	(6.3)	(11.1)	(43.2)
Net Income	$12.8	$14.2	(9.9)

Interest expense, net	7.2	7.8	(7.7)
Income tax provision	6.3	11.1	(43.2)
Depreciation and amortization	16.2	15.6	3.8
EBITDA	$42.5	$48.7	(12.7)

Earnings Per Share
Basic	$0.27	$0.30	(10.0)%
Diluted	0.27	0.30	(10.0)

Common Shares Outstanding
Basic	46.7	46.6
Diluted	47.4	46.8

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit		Operating Profit
	Three Months Ended March 31,		Three Months Ended March 31,
	2017	2016	2017	2016
As reported	$142.9	$136.5	$26.3	$33.1

Spin-related transition charges	0.1	—	0.7	1.6
Acquisition-related charges	0.5	—	1.6	1.1
Litigation and legal	—	—	8.0	3.6
Intangibles amortization	1.0	0.6	5.5	5.2

As adjusted non-GAAP	$144.5	$137.1	$42.1	$44.6

	Income before taxes		Income tax provision
	Three Months Ended March 31,		Three Months Ended March 31,
	2017	2016	2017	2016
As reported	$19.1	$25.3	$(6.3)	$(11.1)
Effective tax rate, as reported			33.0%	43.9%

Spin-related transition charges	0.7	1.6	(0.3)	(0.6)
Acquisition-related charges	1.6	1.1	(0.6)	(0.4)
Litigation and legal	8.0	3.6	(3.0)	(1.4)
Intangibles amortization	5.5	5.2	(2.1)	(2.0)
Regulatory tax changes	—	—	—	3.7

As adjusted non-GAAP	$34.9	$36.8	$(12.3)	$(11.8)
Effective tax rate, as adjusted			35.2%	32.1%

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income
	Three Months Ended March 31,
	2017	2016
As reported	$12.8	$14.2
Diluted EPS, as reported	$0.27	$0.30

Spin-related transition charges	0.4	1.0
Acquisition-related charges	1.0	0.7
Litigation and legal	5.0	2.2
Intangibles amortization	3.4	3.2
Thailand statutory tax rate change	—	3.7

As adjusted non-GAAP	$22.6	$25.0
Diluted EPS, as adjusted	$0.48	$0.53

	EBITDA
	Three Months Ended March 31,
	2017	2016
EBITDA, as reported	$42.5	$48.7

Spin-related transition charges	0.7	1.6
Acquisition-related charges	1.4	1.1
Litigation and legal	8.0	3.6

Adjusted EBITDA	$52.6	$55.0

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)

	Free Cash Flow
	Three Months Ended March 31,
	2017	2016
Cash provided by operating activities	$37.0	$42.5
Capital expenditures	(10.2)	(8.0)
Free Cash Flow	$26.8	$34.5

2017 OUTLOOK

	Estimated Range
Adjusted diluted earnings per share	$1.70	to	$2.00
Amortization	(0.28)	to	(0.28)
Spin-related transition expenses	(0.05)	to	(0.03)
Acquisition related charges	(0.09)	to	(0.07)
Other	(0.27)	to	(0.17)
Diluted earnings per share (GAAP)	$1.01	to	$1.45

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$143.1	$113.7
Accounts receivable, net of allowances	181.2	190.1
Inventories	273.4	272.5
Prepaid expenses and other current assets	16.7	17.2
Total Current Assets	614.4	593.5
Property, Plant and Equipment, net	258.3	260.8
Goodwill	1,029.7	1,029.0
Other Intangible Assets, net	164.4	169.8
Deferred Tax Assets	15.8	15.1
Other Assets	3.8	3.6
TOTAL ASSETS	$2,086.4	$2,071.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$179.7	$173.1
Accrued expenses	130.3	151.3
Total Current Liabilities	310.0	324.4
Long-Term Debt	579.4	579.0
Deferred Tax Liabilities	36.2	35.8
Other Long-Term Liabilities	29.9	30.1
TOTAL LIABILITIES	955.5	969.3
Stockholders’ Equity	1,130.9	1,102.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,086.4	$2,071.8

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended March 31,
	2017	2016
Operating Activities
Net income	$12.8	$14.2
Depreciation and amortization	16.2	15.6
Net loss on asset dispositions	—	0.1
Changes in operating assets and liabilities	0.1	3.3
Deferred income taxes and other	7.9	9.3
Cash Provided by Operating Activities	37.0	42.5
Investing Activities
Capital expenditures	(10.2)	(8.0)
Cash Used in Investing Activities	(10.2)	(8.0)
Financing Activities
Proceeds from the exercise of stock options	0.5	—
Cash Provided by Financing Activities	0.5	—
Effect of Exchange Rate Changes on Cash and Cash Equivalents	2.1	1.1
Increase in Cash and Cash Equivalents	29.4	35.6
Cash and Cash Equivalents - Beginning of Period	113.7	129.5
Cash and Cash Equivalents - End of Period	$143.1	$165.1

HALYARD HEALTH, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Three Months Ended March 31,
	2017	2016	Change
Net Sales
Medical Devices	$145.9	$126.7	15.2%
Surgical and Infection Prevention	247.4	254.7	(2.9)
Corporate and Other(a)	2.3	3.4	(32.4)
Total Net Sales	$395.6	$384.8	2.8%

Operating Profit
Medical Devices(b)	$38.0	$29.7	27.9%
Surgical and Infection Prevention(c)	18.2	24.6	(26.0)
Corporate and Other(d)	(22.5)	(19.3)	N.M.
Other (expense) income, net(e)	(7.4)	(1.9)	N.M.
Total Operating Profit	$26.3	$33.1	(20.5)%
_______________________________________________

(a)	Corporate and Other net sales include sales of non-healthcare products to Kimberly-Clark.

(b)	Medical Devices operating profit includes $5 million of amortization expense for each of the quarters ended March 31, 2017 and 2016.

(c)	S&IP operating profit includes $0.2 million of amortization expense for each of the quarters ended March 31, 2017 and 2016.

(d)
Corporate and Other for the three months ended March 31, 2017 includes $19 million of general expenses, $2 million of acquisition-related expenses, $1 million of post spin-related transition expenses and $1 million of costs related to Corporate Sales. Corporate and other for the three months ended March 31, 2016 includes $15 million of general expenses, $2 million of post spin-related transition expenses, $1 million of acquisition-related expenses and $1 million of costs related to Corporate Sales.

(e)	Other (expense) income, net includes $8 million and $4 million related to legal expenses and litigation for the three months ended March 31, 2017 and 2016, respectively.
N.M. - not meaningful

Percentage Change - Net Sales vs. Prior Year		Changes Due To
	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Consolidated	3%	2%	(3)%	—%	4%
Medical Devices	15%	4%	—%	—%	11%
Surgical and Infection Prevention	(3)%	1%	(4)%	—%	—%
_______________________________

(a)	Volume excludes sales of Corpak products and changes in sales volume to Kimberly-Clark.

(b)	Other includes sales of Corpak products, changes in sales volume to Kimberly-Clark and rounding.